Exhibit 10.1.10

This Agreement has been subordinated to the terms of that certain Revolving Credit and Term Loan Agreement dated as of August 19, 2003, by and among Staktek Holdings, Inc., SC Merger Sub, Inc., Research Applications, Inc., Comerica Bank as Agent (“Agent”) and the other financial institutions party thereto from time to time (the “Banks”), as the same may be amended, restated or otherwise modified from time to time after the date hereof pursuant to the terms of that certain Subordination Agreement dated as of August 19, 2003, by and among Agent, the Banks, Austin Ventures VII, L.P. and Austin Ventures VIII, L.P., as the same may be amended, restated or otherwise modified from time to time after the date hereof.

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) is entered into as of August 19, 2003, by and among Staktek Holdings, Inc., a Delaware corporation (“Debtor”) and Austin Ventures VII, L.P., a Delaware limited partnership, and Austin Ventures VIII, L.P., a Delaware limited partnership (collectively, “Lender”), with reference to the following facts:

A. Debtor has entered into that certain Loan Agreement dated as of August 19, 2003 (as amended, supplemented, amended and restated or otherwise modified from time to time the “Loan Agreement”) with Lender, to extend or financial accommodations to Borrower, as provided therein.

B. Pursuant to the Loan Agreement, Lender has required that Debtor grant (or cause to be granted) certain liens and security interest to Lender, all to secure the obligations of the Borrower under the Loan Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

Definitions

Section 1.1 Definitions. As used in this Agreement, capitalized terms not otherwise defined herein have the meanings provided for such terms in the Loan Agreement. References to “Sections,” “subsections” and “Schedules” shall be to Sections, subsections and Schedules, respectively, of this Agreement unless otherwise specifically provided. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations. References to particular sections of the UCC should be read to refer also to parallel sections of the Uniform Commercial Code as enacted in each state or other jurisdiction where any portion of the Collateral is or may be located.

The following terms have the meanings indicated below, all such definitions to be equally applicable to the singular and plural forms of the terms defined:

“Account” means any “account,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by Debtor: (a) all rights of Debtor to payment for goods sold or leased or services rendered, whether or not earned by performance, (b) all accounts receivable of Debtor, (c) all rights of Debtor to receive any payment of money or other form of consideration, (d) all security pledged, assigned or granted to or held by Debtor to secure any of the foregoing, (e) all guaranties of, or indemnifications with respect to, any of the foregoing, and (f) all rights of Debtor as an unpaid seller of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation and resale.

“Business Day” has the meaning specified in the Loan Agreement.

“Chattel Paper” means any “chattel paper,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor, and shall include electronic chattel paper and tangible chattel paper.

“Collateral” has the meaning specified in Section 2.1 of this Agreement.

“Computer Records” has the meaning specified in Section 2.1(i) of this Agreement.

“Copyright Licenses” shall mean all license agreements with any other person in connection with any of the Copyrights or such other person’s copyrights, whether Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule E hereto and made a part hereof, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Copyrights” shall mean all United States copyrights and mask works, whether or not registered, and all applications for registration of all copyrights and mask works, including, but not limited to all copyrights and mask works, and all applications for registration of all copyrights and mask works identified on Schedule E attached hereto and made a part hereof, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof; (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof); and (c) all rights corresponding thereto and all modifications, adaptations, translations, enhancements and derivative works, renewals thereof, and all other rights of any kind whatsoever of Debtor accruing thereunder or pertaining thereto (Copyrights and Copyright Licenses being, collectively, the “Copyright Collateral”).

“Default” has the meaning specified in the Loan Agreement.

“Deposit Account” shall mean a demand, time, savings, passbook, or similar account maintained with a bank. The term does not include investment property, investment accounts or accounts evidenced by an instrument.

“Document” means any “document,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor, including, without limitation, all documents of title and all receipts covering, evidencing or representing goods now owned or hereafter acquired by Debtor.

“Equipment” means any “equipment,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor and, in any event, shall include, without limitation, all machinery, equipment, furniture, trade fixtures, tractors, trailers, rolling stock, vessels, aircraft and vehicles now owned or hereafter acquired by Debtor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” has the meaning specified in the Loan Agreement.

“General Intangibles” means any “general intangibles,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by Debtor: (a) all of Debtor’s Patents, Patent Licenses, Copyrights, Copyright Licenses, Trademarks, Trademark Licenses, trade secrets, registrations, goodwill, franchises, permits, proprietary information, customer lists, designs, inventions and all other intellectual property and proprietary rights, including without limitation those described on Schedule E attached hereto and incorporated herein by reference (collectively, the “Intellectual Property Collateral”); (b) all of Debtor’s books, records, data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes, object codes and all rights of Debtor to retrieve data and other information from third parties; (c) all of Debtor’s contract rights, commercial tort claims, partnership interests, membership interests, joint venture interests, securities, deposit accounts, investment accounts and certificates of deposit; (d) all rights of Debtor to payment under chattel paper, documents, instruments and similar agreements; (e) letters of credit, letters of credit rights supporting obligations and rights to payment for money or funds advanced or sold of Debtor; (f) all tax refunds and tax refund claims of Debtor; (g) all choses in action and causes of action of Debtor (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all judgments in favor of Debtor; (h) all rights and claims of Debtor under warranties and indemnities; and (i) all rights of Debtor under any insurance, surety or similar contract or arrangement.

“Governmental Authority” shall mean any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Indebtedness” has the meaning specified in the Loan Agreement.

“Instrument” means any “instrument,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor, and, in any event, shall include all promissory notes, drafts, bills of exchange and trade acceptances, whether now owned or hereafter acquired.

“Intellectual Property Collateral” is defined in clause (a) of the definition of General Intangibles.

“Intellectual Property Report” has the meaning specified in the Loan Agreement.

“Inventory” means any “inventory,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by Debtor: (a) all goods and other personal property of Debtor that are held for sale or lease or to be furnished under any contract of service; (b) all raw materials, work-in-process, finished goods, supplies and materials of Debtor; (c) all wrapping, packaging, advertising and shipping materials of Debtor; (d) all goods that have been returned to, repossessed by or stopped in transit by Debtor; and (e) all Documents evidencing any of the foregoing.

“Investment Property” means any “investment property” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor, and in any event, shall include without limitation all shares of stock and other equity, partnership or membership interests constituting securities, of the domestic Subsidiaries of Debtor from time to time owned or acquired by Debtor in any manner, and the certificates and all dividends, cash, instruments, rights and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such shares, but excluding any shares of stock or other equity, partnership or membership interests in any foreign Subsidiaries of Debtor.

“Loan Agreement” has the meaning specified in the recitals hereto.

“Loan Documents” has the meaning specified in the Loan Agreement.

“Patent Licenses” shall mean all license agreements with any other person in connection with any of the Patents or such other person’s patents, whether Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule E hereto and made a part hereof, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Patents” shall mean all United States letters patent, patent applications and patentable inventions, including, without limitation, all patents and patent applications identified on Schedule E attached hereto and made a part hereof, and including without limitation (a) all inventions and improvements described and claimed therein, and patentable inventions, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (d) all rights corresponding thereto in the United States and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of Debtor accruing thereunder or pertaining thereto (Patents and Patent Licenses being, collectively, the “Patent Collateral”).

“Permitted Liens” shall mean any lien or encumbrance which is a Permitted Lien under the Loan Agreement.

“Proceeds” means any “proceeds,” as such term is defined in Article or Chapter 9 of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting, or purporting to act, for or on behalf of any governmental authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Records” is defined in Section 4.9 of this Agreement.

“Software” means all (i) computer programs and supporting information provided in connection with a transaction relating to the program, and (ii) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods, and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded.

“Subsidiary” has the meaning specified in the Loan Agreement.

“Trademark Licenses” shall mean all license agreements with any other person in connection with any of the Trademarks or such other person’s names or trademarks, whether Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule E hereto and made a part hereof, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Trademarks” shall mean all trademarks, service marks, trade names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), and any renewals thereof, including, without limitation, each registration and application identified on Schedule E attached hereto and made a part hereof, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof) and (c) all rights corresponding thereto in the United States and all other rights of any kind whatsoever of Debtor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin (Trademarks and Trademark Licenses being, collectively, the “Trademark Collateral”).

“UCC” means the Uniform Commercial Code as in effect in the State of Michigan; provided, that if, by applicable law, the perfection or effect of perfection or non-perfection of the security interest created hereunder in any Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

ARTICLE 2

Security Interest

Section 2.1 Security Interest. As collateral security for the prompt payment and performance in full when due of the Indebtedness (whether at stated maturity, by acceleration or otherwise), Debtor hereby pledges, assigns, transfers and conveys to Lender as collateral, and grants to Lender a continuing lien on and security interest in, all of Debtor’s right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively, the “Collateral”):

(a) all Accounts;

(b) all Chattel Paper;

(c) all General Intangibles;

(d) all Equipment;

(e) all Inventory;

(f) all Documents;

(g) all Instruments;

(h) all Deposit Accounts;

(i) all computer records (“Computer Records”) and Software, whether relating to the foregoing Collateral or otherwise, but in the case of such Software, subject to the rights of any non-affiliated licensee of software;

(j) all Investment Property; and

(k) the Proceeds, in cash or otherwise, of any of the property described in the foregoing clauses (a) through (j) and all liens, security, rights, remedies and claims of Debtor with respect thereto;

provided, however, that (i) “Collateral” shall not include rights under or with respect to any General Intangible, license, permit or authorization to the extent any such General Intangible, license, permit or authorization, by its terms or by law, prohibits the assignment of, or the granting of a security interest in, the rights of a grantor thereunder or which would be invalid or unenforceable upon any such assignment or grant, and (ii) so long as the Senior Credit Facility (as defined in the Loan Agreement) shall remain outstanding, “Collateral” shall also not include any equity interests in any Subsidiary of Debtor. The pledge and grant of a security interest in Proceeds shall not be deemed to give Debtor any right to dispose of any of the Collateral, except as may otherwise be permitted herein or in the Loan Agreement.

Debtor hereby irrevocably authorizes Lender at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate any or all of the Collateral upon which Debtor has granted a Lien, and (b) provide any other information required by Part 5 of Article 9 of the UCC, including organizational information and in the case of a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral related. Debtor agrees to furnish any such information required by the preceding paragraph to Lender promptly upon request.

Section 2.2 Debtor Remains Liable. Notwithstanding anything to the contrary contained herein, (a) Debtor shall remain liable under the contracts, agreements, documents and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Lender of any of its rights or remedies hereunder shall not release Debtor from any of their duties or obligations under the contracts, agreements, documents and instruments included in the Collateral, and (c) Lender shall not have any indebtedness, liability or obligation (by assumption or otherwise) under any of the contracts, agreements, documents and instruments included in the Collateral by reason of this Agreement, and shall not be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

ARTICLE 3

Representations and Warranties

To induce Lender to enter into this Agreement and the Loan Agreement, Debtor represents and warrants to Lender that as of the date hereof:

Section 3.1 Title. Debtor is, and with respect to Collateral acquired after the date hereof Debtor will be, the legal and beneficial owner of the Collateral free and clear of any Lien or other encumbrance, except for the Permitted Liens and the other Liens permitted under the Loan Agreement.

Section 3.2 Financing Statements. No financing statement, security agreement or other Lien instrument covering all or any part of the Collateral is on file in any public office with respect to any outstanding obligation of Debtor except (i) as may have been filed in favor of Lender pursuant to this Agreement and the other Loan Documents and (ii) financing statements filed to perfect Permitted Liens or other Liens permitted under the Loan Agreement. As of the date hereof, and to Debtor’s knowledge, except as otherwise disclosed on Schedule F hereto, Debtor does not do business and has not done business under a trade name or any name other than its legal name set forth at the beginning of this Agreement.

Section 3.3 Principal Place of Business; Registered Organization; Change in Form or Jurisdiction. The principal place of business and chief executive office of Debtor, and the office where Debtor keeps its books and records, is located at the address of Debtor shown on the signature page hereto. Debtor is duly organized and validly existing as a corporation (or other business organization) under the laws of its jurisdiction of organization, as set forth on Schedule C, and has the registration number set forth on such Schedule C, and Debtor has not changed its corporate form or its jurisdiction of organization at any time during the past five (5) years, except as set forth on such Schedule C.

Section 3.4 Location of Collateral.

(a) All Inventory (except Inventory in transit) and Equipment (other than vehicles) of Debtor in the possession of Debtor are located at the places specified on Schedule A hereto.

(b) The name and address of the landlord leasing any location to Debtor is identified on Schedule A hereto.

(c) The name of and address of each bailee or warehouseman and the location of any Inventory or Equipment held by such bailee or warehouseman is identified on Schedule A hereto.

(d) All Deposits Accounts of Debtor (other than Deposit Accounts located with the “Agent” pursuant to the Senior Credit Facility described in the Loan Agreement) are located at the banks and have the account numbers specified on Schedule Aattached hereto.

(e) None of the Inventory or Equipment of Debtor (other than trailers, rolling stock, vessels, aircraft and vehicles) is evidenced by a Document (including, without limitation, a negotiable document of title).

Section 3.5 Perfection. Upon (a) the filing of Uniform Commercial Code financing statements in the jurisdictions listed on Schedule B attached hereto, and (b) the recording of this Agreement in the United States Patent and Trademark Office and the United States Copyright Office, the security interest in favor of Lender created herein will constitute a valid and perfected Lien upon and security interest in the Collateral which may be created and perfected either under the UCC by filing financing statements or obtaining possession thereof or by a filing with the Patent and Trademark Office and the United States Copyright Office, subject to: only to those Liens (if any) which constitute Permitted Liens or other Liens permitted under the Loan Agreement with respect to all other Collateral.

Section 3.6 Intentionally Omitted.

Section 3.7 Intellectual Property.Set forth on Schedule E is a complete and accurate list of the Trademarks, Patents and Copyrights owned by Debtor as of the date hereof. Debtor has made all necessary filings and recordations to protect and maintain its interest in the Trademarks, Patents and Copyrights set forth on Schedule E, including, without limitation, all necessary filings and recordings, and payments of all maintenance fees, in the United States Patent and Trademark Office and United States Copyright Office to the extent such Trademarks, Patents and Copyrights are material to Debtor’s business. Also set forth on Schedule E is a complete and accurate list of all of the material Trademark Licenses, Patent Licenses and Copyright Licenses owned by Debtor as of the date hereof.

(b) (i) Each Trademark of Debtor set forth on Schedule E is subsisting and has not been adjudged invalid, unregisterable or unenforceable, in whole or in part, and, to Debtor’ knowledge, is valid, registrable and enforceable, (ii) each of the Trademark Licenses set forth on Schedule E is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to Debtor’ knowledge, is valid and enforceable, and (iii) Debtor has notified Lender in writing of all uses of any material item of Trademark Collateral of which Debtor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable, including unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with such Collateral.

(c) (i) Each Patent of Debtor set forth on Schedule E is subsisting and has not been adjudged invalid, unpatentable or unenforceable, in whole or in part, and, to Debtor’s knowledge, is valid, patentable and enforceable except as otherwise set forth on Schedule E, (ii) each of the Patent Licenses set forth on Schedule E is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to Debtor’s knowledge, is valid and enforceable, and (iii) Debtor has notified Lender in writing of all uses of any item of Patent Collateral material to Debtor’s business of which Debtor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable.

(d) (i) Each Copyright of Debtor set forth on Schedule E is subsisting and has not been adjudged invalid, uncopyrightable or unenforceable, in whole or in part, and, to Debtor’s knowledge, is valid, copyrightable and enforceable, (ii) each of the Copyright Licenses set forth on Schedule E is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to Debtor’s knowledge, is valid and enforceable, and (iii) Debtor has notified Lender in writing of all uses of any item of Copyright Collateral material to Debtor’s business of which Debtor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable.

(e) Debtor have not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or encumbrance of any of the Intellectual Property Collateral, except with respect to non-exclusive licenses granted in the ordinary course of business or as permitted by this Agreement or the Loan Documents. No Debtor has granted any license, shop right, release, covenant not to sue, or non-assertion assurance to any person with respect to any part of the Intellectual Property Collateral, except as set forth on Schedule E.

(f) Debtor has marked its products with the trademark registration symbol, copyright notices, the numbers of all appropriate patents, the common law trademark symbol or the designation “patent pending,” as the case may be, to the extent that Debtor in good faith, believes is reasonably and commercially practicable.

(g) Except for the Trademark Licenses, Patent Licenses and Copyright Licenses listed on Schedule E hereto under which Debtor is a licensee, Debtor has no knowledge of the existence of any right or any claim (other than as provided by this Agreement) that is likely to be made under or against any item of Intellectual Property Collateral contained on Schedule E to the extent such claim could reasonably be expected to have a Material Adverse Effect.

(h) Except as set forth on Schedule G, no claim has been made and is continuing or, to Debtor’s knowledge, threatened that the use by Debtor of any item of Intellectual Property Collateral is invalid or unenforceable or that the use by Debtor of any Intellectual Property Collateral does or may violate the rights of any person. To Debtor’s knowledge, there is currently no infringement or unauthorized use of any item of Intellectual Property Collateral contained on Schedule E.

(i) No consent of any party (other than Debtor) to any Patent License, Copyright License or Trademark License constituting Intellectual Property Collateral is required, or purports to be required, to be obtained by or on behalf of Debtor in connection with the execution, delivery and performance of this Agreement that has not been obtained. Each Patent License, Copyright License and Trademark License constituting Intellectual Property Collateral is in full force and effect and constitutes a valid and legally enforceable obligation of Debtor and (to the knowledge of Debtor) each other party thereto except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). No consent or authorization of, filing with or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Patent Licenses, Copyright Licenses or Trademark Licenses by any party thereto other than those which have been duly obtained, made or performed and are in full force and effect. Neither Debtor nor (to the knowledge of Debtor) any other party to any Patent License, Copyright License or Trademark License constituting Collateral is in default in the performance or observance of any of the terms thereof, except for such defaults as would not reasonably be expected, in the aggregate, to have a material adverse effect on the value of the Intellectual Property Collateral. To the knowledge of Debtor, the right, title and interest of Debtor in, to and under each Patent License, Copyright License and Trademark License constituting Intellectual Property Collateral is not subject to any defense, offset, counterclaim or claim.

ARTICLE 4

Covenants

Debtor covenants and agrees with Lender that until the Indebtedness is paid and performed in full (other than any contingent Indebtedness, such contingent Indebtedness to exclude guaranties but to include contingent Indebtedness arising under the Loan Agreement and

Sections 5.5 and 5.6 of this Agreement) for which a claim is not then outstanding or asserted) and all commitments to lend or provide other credit accommodations under the Loan Agreement have been terminated:

Section 4.1 Encumbrances. Debtor shall not create, permit or suffer to exist, and shall defend the Collateral against, any Lien (other than the Permitted Liens or other Liens permitted under the Loan Agreement) or any restriction upon the pledge or other transfer thereof (other than as provided in the Loan Agreement), and shall, subject only to the Permitted Liens and the other Liens permitted under the Loan Agreement, defend Debtor’s title to and other rights in the Collateral and Lender’s pledge and collateral assignment of and security interest in the Collateral against the claims and demands of all Persons. Except to the extent permitted by the Loan Agreement or in connection with any release of Collateral under Section 7.13 hereof (but only to the extent of any Collateral so released), Debtor shall do nothing to impair the rights of Lender in the Collateral.

Section 4.2 Collection of Accounts and Contracts. Debtor shall, in accordance with its usual business practices in effect from time to time, endeavor to collect or cause to be collected from each account debtor under its Accounts, as and when due, any and all amounts owing under such Accounts.

Section 4.3 Disposition of Collateral. To the extent prohibited by the terms of the Loan Agreement, Debtor shall not enter into or consummate any transfer or other disposition of assets without the prior written consent of Lender, except as permitted under the terms of the Loan Agreement.

Section 4.4 Further Assurances. At any time and from time to time, upon the request of Lender, and at the sole expense of Debtor, Debtor shall promptly execute and deliver all such further agreements, documents and instruments and take such further action as Lender may reasonably deem necessary or appropriate to preserve and perfect its security interest in and pledge and collateral assignment of the Collateral (including causing Lender’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition of Lender’s ability to enforce its security interest in such Collateral) and carry out the provisions and purposes of this Agreement or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. Except as otherwise expressly permitted by the terms of the Loan Agreement relating to disposition of assets and except for Permitted Liens and other Liens permitted the Loan Agreement, Debtor agrees to maintain and preserve Lender’s security interest in and pledge and collateral assignment of the Collateral hereunder. Without limiting the generality of the foregoing, Debtor shall (a) execute and deliver to Lender such financing statements as Lender may from time to time reasonably require; and (b) execute and deliver to Lender such other agreements, documents and instruments, including without limitation control agreements or stock powers, as Lender may reasonably require to perfect and maintain the validity, effectiveness and priority of the Liens intended to be created by the Loan Documents.

Section 4.5 Insurance. The Collateral pledged by Debtor will be insured (to the extent such Collateral is insurable) with insurance coverage in such amounts and of such types as are required by the terms of the Loan Agreement. In the case of all such insurance policies,

Debtor shall designate Lender, as mortgagee or lender loss payee and such policies shall provide that any loss be payable to Lender, as mortgagee or lender loss payee, as its interests may appear. Further, upon the request of Lender, Debtor shall deliver certificates evidencing such policies, including all endorsements thereon and those required hereunder, to Lender; and Debtor assigns to Lender, as additional security hereunder, all its rights to receive proceeds of insurance with respect to the Collateral. All such insurance shall, by its terms, provide that the applicable carrier shall, prior to any cancellation before the expiration date thereof, mail thirty (30) days’ prior written notice to Lender of such cancellation. Debtor further shall provide Lender upon request with evidence reasonably satisfactory to Lender that Debtor is at all times in compliance with this paragraph. Upon the occurrence and during the continuance of a Default or an Event of Default, Lender may act as Debtor’s attorney-in-fact in obtaining, adjusting, settling and compromising such insurance and endorsing any drafts. Upon Debtor’s failure to insure the Collateral as required in this covenant, Lender may procure such insurance and its costs therefor shall be charged to Debtor, payable on demand, with interest at the highest rate set forth in the Loan Agreement and added to the Indebtedness secured hereby. The disposition of proceeds payable to Debtor of any insurance on the Collateral (the “Insurance Proceeds”) shall be governed by the following:

(a) provided that no Default or Event of Default has occurred and is continuing hereunder, (a) if the amount of Insurance Proceeds in respect of any loss or casualty does not exceed One Hundred Thousand Dollars ($100,000), Debtor shall be entitled, in the event of such loss or casualty, to receive all such Insurance Proceeds and to apply the same toward the replacement of the Collateral affected thereby or to the purchase of other assets to be used in Debtor’s business (provided that such assets shall be subjected to a first lien in favor of Lender); and (b) if the amount of Insurance Proceeds in respect of any loss or casualty exceeds One Hundred Thousand Dollars ($100,000), such Insurance Proceeds shall be paid to and received by Lender, for release to Debtor for the replacement of the Collateral affected thereby or to the purchase of other assets to be used in Debtor’s business (provided that such assets shall be subjected to a first lien in favor of Lender); or, upon written request of Debtor (accompanied by reasonable supporting documentation), for such other use or purpose as approved by Lender, in its reasonable discretion, it being understood and agreed in connection with any release of funds under this subparagraph (b), that Lender may impose reasonable and customary conditions on the disbursement of such Insurance Proceeds; and

(b) if a Default or Event of Default has occurred or is continuing and is not waived as provided in the Loan Agreement, all Insurance Proceeds in respect of any loss or casualty shall be paid to and received by Lender, to be applied by Lender against the Indebtedness and/or to be held by Lender as cash collateral for the Indebtedness.

Section 4.6 Furnishing of Information and Inspection Rights. Debtor will, at any time and from time to time during regular business hours, upon reasonable advance notice (except if any Default or Event of Default has occurred and is continuing, when no prior notice shall be required), permit Lender, or its agents or representatives, to examine and make copies of and abstracts from all Records, to visit the offices and properties of Debtor for the purpose of examining such Records, and to discuss matters relating to Debtor’s performance hereunder and under the other Loan Agreement with any of the officers, directors, employees or independent public accountants of Debtor having knowledge of such matters; provided, however, that Lender acknowledges that, in exercising the rights and privileges conferred in this Section 4.6, it or its agents and representatives may, from time to time, obtain knowledge of information, practices, books, correspondence and records of a confidential nature and in which Debtor has a proprietary interest. Lender agrees that all such information, practices, books, correspondence and records are to be regarded as confidential information and agrees that it shall be subject to the Loan Agreement. Notwithstanding anything to the contrary in this Agreement or in the Loan Agreement, Lender may reply to a request from any Person for information related to any Collateral referred to in any financing statement filed to perfect the security interest and liens established hereby, to the extent necessary to maintain the perfection or priority of such security interests or liens, or otherwise required under applicable law. Furthermore, Debtor shall permit Lender and its representatives to examine, inspect and audit the Collateral and to examine, inspect and audit Debtor’s books and Records to the extent provided under the Loan Agreement.

Section 4.7 Corporate Changes. Debtor shall not change its name, identity, corporate structure or jurisdiction of organization in any manner that might make any financing statement filed in connection with this Agreement seriously misleading within the meaning of Section 9-506 of the UCC unless Debtor shall have given Lender thirty (30) days prior written notice with respect to any change in Debtor’s corporate structure, jurisdiction of organization, name or identity and shall have taken all action deemed reasonably necessary by Lender under the circumstances to protect its Liens and the perfection and priority thereof. Debtor shall give prompt written notice of any change in its principal place of business, chief executive office or place where it keeps its books and records.

Section 4.8 Books and Records. Debtor shall keep accurate and complete books and records (the “Records”) of the Collateral and Debtor’s business and financial condition in accordance with the Loan Agreement.

Section 4.9 Equipment and Inventory.

(a) Debtor shall keep the Equipment (other than vehicles) and Inventory (other than Inventory in transit) which is in Debtor’s possession or in the possession of any bailee or warehouseman at any of the locations specified on Schedule A hereto or, upon prompt written notice to Lender, at such other places within the United States of America or Mexico where all action required to perfect Lender’s security interest in the Equipment and Inventory with the priority required by this Agreement shall have been taken (including the execution and delivery of landlord consents or bailee waivers in form and substance acceptable to Lender).

(b) Debtor shall maintain the Equipment and Inventory in accordance with the terms of the Loan Agreement.

Section 4.10 Notification. Debtor shall promptly notify Lender in writing of any Lien, encumbrance or claim (other than a Permitted Lien or other Liens permitted under Section 8.2 of the Loan Agreement, to the extent not otherwise subject to any notice requirements under the Loan Agreement) that has attached to or been made or asserted against any of the Collateral upon becoming aware of the existence of such Lien, encumbrance or claim.

Section 4.11 Collection of Accounts. So long as no Default or Event of Default has occurred and is continuing and except as otherwise provided in this Section 4.11 and Section 6.3, Debtor shall have the right to collect and receive payments on its Accounts, and to use and expend the same in its operations in each case in compliance with the terms of each of the Loan Agreement.

Section 4.12 Intentionally Omitted.

Section 4.13 Possession; Reasonable Care. Lender may appoint one or more agents (which in no case shall be Debtor or an affiliate of Debtor) to hold physical custody, for the account of Lender, of any or all of the Collateral. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Lender has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Following the occurrence and continuance of an Event of Default, Lender shall be entitled to take possession of the Collateral in accordance with the UCC.

Section 4.14 Intentionally Omitted.

Section 4.15 Future Subsidiaries / Additional Collateral.

(a) With respect to each Person which becomes a domestic Subsidiary (which, for all purposes of this Agreement, shall include any Subsidiary which is not a “controlled foreign corporation” under Section 956 of the Internal Revenue Code, or any successor provision) subsequent to the date hereof, within thirty (30) days of the date such Person becomes a domestic Subsidiary, Debtor will cause such Subsidiary to execute and deliver to Lender, a security agreement, in form and substance acceptable to Lender, granting to Lender, a first priority security interest, mortgage and lien encumbering all right, title and interest of such Person in property, rights and interests of the type included in the definition of the Collateral, subject only to the Permitted Liens and other Liens permitted under the Loan Agreement with respect to all other Collateral.

(b) With respect to any intellectual property owned, licensed or otherwise acquired by Debtor after the date hereof, and with respect to any patent, trademark or copyright which is not registered or filed with the U.S. Patent and Trademark Office and/or the U.S. Copyright Office at the time such Collateral is pledged by Debtor to Lender pursuant to this Security Agreement, and which is subsequently registered or filed by Debtor in the appropriate office, Debtor shall execute or cause to be executed and delivered to Lender, simultaneously with the delivery of the Intellectual Property Report required by the Loan Agreement (i) an amendment to this Agreement, duly executed by Debtor, in form and content acceptable to Lender, in respect of such additional or newly registered collateral, granting to Lender a first priority security interest, pledge and lien therein (subject only to the Permitted Liens and the other Liens permitted under the Loan Agreement) hereunder in such additional collateral, or (ii) a new security agreement, duly executed by Debtor, in substantially the form of this Agreement, in respect of such additional or newly registered collateral, granting to Lender, a first priority security interest, pledge and lien thereon (subject only to the Permitted Liens and the other Liens permitted under the Loan Agreement), together in each case with all certificates, notes or other instruments representing or evidencing the same, and shall, upon Lender’s request, execute or cause to be executed any financing statement or other document (including without limitation, filings required by the U.S. Patent and Trademark Office and/or the U.S. Copyright Office in connection with any such additional or newly registered collateral). Debtor hereby (x) authorizes Lender to attach each Amendment to this Agreement, (y) agrees that all such additional collateral listed in any Amendment delivered to Lender shall for all purposes hereunder constitute Collateral, and (z) is deemed to have made, upon the delivery of each such Amendment, the representations and warranties contained in Sections 3.1, 3.2, 3.5, and 3.7 of this Agreement with respect to the Collateral covered thereby.

Section 4.16 Promissory Notes and Tangible Chattel Paper.

(a) If Debtor shall, now or at any time hereafter, hold or acquire any promissory notes or tangible Chattel Paper, worth, in the aggregate, in excess of $100,000, Debtor shall forthwith endorse, assign and deliver the same to Lender, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time reasonably specify.

Section 4.17 Electronic Chattel Paper and Transferable Records.

If Debtor, now or at any time hereafter, hold or acquire an interest in any electronic Chattel Paper or any “transferable record,” as that term is defined in the federal Electronic Signatures in Global and National Commerce Act, or in the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, worth, in the aggregate, in excess of $100,000, Debtor shall promptly notify Lender thereof and, at the request and option of Lender, shall take such action as Lender may reasonably request to vest in Lender control, under Section 9-105 of the UCC, of such electronic chattel paper or control under the federal Electronic Signatures in Global and National Commerce Act, or the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

Section 4.18 Letter-of-Credit Rights.

If Debtor is, now or at any time hereafter, beneficiary under letters of credit, with an aggregate face amount in excess of $100,000, Debtor shall promptly notify Lender thereof and, at the request and option of Lender, Debtor shall, pursuant to an agreement in form and substance reasonably satisfactory to Lender either (a) arrange for the issuer and any confirmer of such letters of credit to consent to an assignment to Lender of the proceeds of the letters of credit or (b) arrange for Lender to become the transferee beneficiary of the letters of credit, with Lender agreeing, in each case, that the proceeds of the letters of credit are to be applied as an optional prepayment as described in the Loan Agreement.

Section 4.19 Commercial Tort Claims.

If Debtor shall, now or at any time hereafter, hold or acquire commercial tort claims, which in the aggregate are in excess of $100,000, Debtor shall immediately notify Lender in a writing signed by Debtor of the particulars thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Lender.

Section 4.20 Intentionally Omitted.

Section 4.21 Intentionally Omitted.

Section 4.22 Intellectual Property.

(a) Debtor agrees to take all necessary steps, including, without limitation, in the United States Patent and Trademark Office or in any court, to (i) defend, enforce, preserve the validity and ownership of, and maintain each trademark registration and each Trademark License identified on Schedule E hereto, and (ii) pursue each trademark application now or hereafter identified on Schedule E hereto, including, without limitation, the filing of responses to office actions issued by the United States Patent and Trademark Office, the filing of applications for renewal, the filing of affidavits under Sections 8 and 15 of the United States Trademark Act, and the participation in opposition, cancellation, infringement and misappropriation proceedings, except, in each case in which Debtor has determined, using its commercially reasonable judgment, that any of the foregoing is not of material economic value to Debtor. Debtor agrees to take corresponding steps with respect to each new or acquired trademark registration, trademark application or any rights obtained under any Trademark License, in each case, which it is now or later becomes entitled, except in each case in which Debtor has determined, using its commercially reasonable judgment, that any of the foregoing is not of material economic value to Debtor. Any expenses incurred in connection with such activities shall be borne by Debtor.

(b) Debtor shall take all necessary steps, including, without limitation, in the United States Patent and Trademark Office or in any court, to (i) defend, enforce, preserve the validity and ownership of, and maintain each Patent and each Patent License identified on Schedule E hereto, and (ii) pursue each patent application, now or hereafter identified on Schedule E hereto, including, without limitation, the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, infringement and misappropriation proceedings, except in each case in which Debtor has determined, using its commercially reasonable judgment, that any of the foregoing is not of material economic value to Debtor. Debtor agrees to take corresponding steps with respect to each new or acquired Patent, patent application, or any rights obtained under any Patent License, in each case, which it is now or later becomes entitled, except in each case in which Debtor has determined, using its commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Any expenses incurred in connection with such activities shall be borne by Debtor.

(c) Debtor agrees to take all necessary steps, including, without limitation, in the United States Copyright Office or in any court, to (i) defend, enforce, and preserve the validity and ownership of each Copyright and each Copyright License identified on Schedule E hereto, and (ii) pursue each copyright and mask work application, now or hereafter identified on Schedule E hereto, including, without limitation, the payment of applicable fees, and the participation in infringement and misappropriation proceedings, except in each case in which Debtor has determined, using its commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Debtor agrees to take corresponding steps with respect to each new or acquired Copyright, copyright and mask work application, or any rights obtained under any Copyright License, in each case, which it is now or later becomes entitled, except in each case in which Debtor has determined, using its commercially reasonable judgment, that any of the foregoing is not of material economic value to Debtor. Any expenses incurred in connection with such activities shall be borne by Debtor.

(d) Debtor shall not abandon any Trademark, Patent, Copyright or any pending trademark, copyright, mask work or patent application, without the written consent of Lender, unless Debtor shall have previously determined, using their commercially reasonable judgment, that such use or the pursuit or maintenance of such trademark registration, Patent, Copyright registration or pending trademark, copyright, mask work or patent application is not of material economic value to Debtor, in which case, Debtor give notice of any such abandonment to Lender in the Intellectual Property Report delivered to Lender pursuant to the requirements of the Loan Agreement.

(e) In the event that Debtor becomes aware that any item of the Intellectual Property Collateral which Debtor has determined, using its commercially reasonable judgment, to be material to Debtor’s business is infringed or misappropriated by a third party, Debtor shall promptly notify Lender promptly and in writing, in reasonable detail, and shall take such actions as Debtor or Lender deems reasonably appropriate under the circumstances to protect such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation. Any expense incurred in connection with such activities shall be borne by Debtor. Debtor will advise Lender promptly and in writing, in reasonable detail, of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any item of the Intellectual Property Collateral.

For purposes of this Section 4.22, so long as no Default or Event of Default has occurred and is continuing under the Loan Agreement, Debtor’s exercise of good faith business judgment under this Section 4.22 shall be deemed to constitute the exercise of commercially reasonable judgment.

ARTICLE 5

Rights of Lender

Section 5.1 Power of Attorney. Debtor hereby irrevocably constitutes and appoints Lender and any officer or Lender thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of Debtor or in its own name, to take, after the occurrence and during the continuance of an Event of Default, any and all actions, and to execute any and all documents and instruments which Lender at any time and from time to time deems necessary, to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, Debtor hereby gives Lender the power and right on behalf of Debtor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default, without notice to or the consent of Debtor:

(a) to demand, sue for, collect or receive, in the name of Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;

(b) to pay or discharge taxes, Liens (other than Permitted Liens and the other Liens permitted under the Loan Agreement) or other encumbrances levied or placed on or threatened against the Collateral;

(c) (A) to direct account Debtor and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Lender or as Lender shall direct; (B) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against Debtor, assignments, proxies, stock powers, verifications and notices in connection with accounts and other documents relating to the Collateral; (D) to commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Debtor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Lender may deem appropriate; (G) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer Lender, registrar or other designated agency upon such terms as Lender may determine; (H) to add or release any guarantor, indorser, surety or other party to any of the Collateral; (I) to renew, extend or otherwise change the terms and conditions of any of the Collateral; (J) to make, settle, compromise or adjust any claim under or pertaining to any of the Collateral (including claims under any policy of insurance); (K) subject to any pre-existing rights or licenses, to assign any Patent, Copyright or Trademark constituting Intellectual Property Collateral (along with the goodwill of the business to which any such Patent, Copyright or Trademark pertains), for such term or terms, on such conditions and in such manner, as Lender shall in its sole discretion determine, and (L) to sell, transfer, pledge, convey, make any agreement with respect to, or otherwise deal with, any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender’s option and Debtor’s expense, at any time, or from time to time, all acts and things which Lender deems necessary to protect, preserve, maintain, or realize upon the Collateral and Lender’s security interest therein.

This power of attorney is a power coupled with an interest and shall be irrevocable. Lender shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Lender in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. This power of attorney is conferred on

Lender solely to protect, preserve, maintain and realize upon its security interest in the Collateral. Lender shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any Lien given to secure the Collateral.

Section 5.2 Setoff. In addition to and not in limitation of any rights of Lender under applicable law, Lender shall, upon the occurrence and continuance of an Event of Default, without notice or demand of any kind, have the right to appropriate and apply to the payment of the Indebtedness owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of Debtor then or thereafter on deposit with Lender; provided, however, that any such amount so applied by Lender on any of the Indebtedness owing to it shall be subject to the provisions of the Loan Agreement.

Section 5.3 Assignment by Lender. Lender may at any time assign or otherwise transfer all or any portion of its rights and obligations as Lender under this Agreement and the other Loan Documents (including, without limitation, the Indebtedness) to any other Person, to the extent permitted by, and upon the conditions contained in, the Loan Agreement and such Person shall thereupon become vested with all the benefits and obligations thereof granted to Lender herein or otherwise.

Section 5.4 Performance by Lender. If Debtor shall fail to perform any covenant or agreement contained in this Agreement, Lender may (but shall not be obligated to) perform or attempt to perform such covenant or agreement on behalf of Debtor, in which case Lender shall exercise good faith and make diligent efforts to give Debtor prompt prior written notice of such performance or attempted performance. In such event, Debtor shall, at the request of Lender, promptly pay any reasonable amount expended by Lender in connection with such performance or attempted performance to Lender, together with interest thereon at the interest rate set forth in the Loan Agreement, from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance (or non-performance) of any obligation of Debtor under this Agreement.

Section 5.5 Certain Costs and Expenses. Debtor shall pay or reimburse Lender within five (5) Business Days after demand for all reasonable costs and expenses (including reasonable attorney’s and paralegal fees) incurred by it in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of any of the Indebtedness (including in connection with any “workout” or restructuring regarding the Indebtedness, and including in any insolvency proceeding or appellate proceeding). The agreements in this Section 5.5 shall survive the payment in full of the Indebtedness.

Section 5.6 Indemnification. Debtor shall indemnify, defend and hold Lender, and each of its officers, directors, employees, counsel, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorneys’ and paralegals’ fees) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Indebtedness and the termination, resignation or replacement of Lender) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of this Agreement or any other Loan Document or any document relating to or arising out of or referred to in this Agreement or any other Loan Document, or the transactions contemplated hereby, or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any “Bankruptcy Proceeding” (as defined in the Loan Agreement) or appellate proceeding) related to or arising out of this Agreement or the Indebtedness or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities); provided, that Debtor shall have no obligation under this Section 5.6 to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section 5.6 shall survive payment of all other Indebtedness.

ARTICLE 6

Default

Section 6.1 Rights and Remedies. If an Event of Default shall have occurred and be continuing, Lender shall have the following rights and remedies:

(a) Lender may exercise any of the rights and remedies set forth in the Loan Agreement (including, without limitation, in Article 5 of this Agreement) or by applicable law.

(b) In addition to all other rights and remedies granted to Lender in this Agreement, the Loan Agreement or by applicable law, Lender shall have all of the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and Lender may also, without previous demand or notice except as specified below or in the Loan Agreement, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of Lender’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Lender may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. Without limiting the generality of the foregoing, Lender may (A) without demand or notice to Debtor (except as required under the Loan Agreement or applicable law), collect, receive or take possession of the Collateral or any part thereof, and for that purpose Lender (and/or its agents, servicers or other independent contractors) may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (B) sell, lease or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Lender’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Lender may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. Lender shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof free of any right of redemption on the part of Debtor, which right of redemption is hereby expressly waived and released by Debtor to the extent permitted by applicable law. Lender may require Debtor to assemble the Collateral and make it available to Lender at any place designated by Lender to allow Lender to take possession or dispose of such Collateral. Debtor agrees that Lender shall not be obligated to give more than five (5) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. The foregoing shall not require notice if none is required by applicable law. Lender shall not be obligated to make any sale of Collateral if, in the exercise of its reasonable discretion, it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. Lender may, without notice or publication (except as required by applicable law), adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Debtor shall be liable for all reasonable expenses of retaking, holding, preparing for sale or the like, and all reasonable attorneys’ fees, legal expenses and other costs and expenses incurred by Lender in connection with the collection of the Indebtedness and the enforcement of Lender’s rights under this Agreement and the Loan Agreement. Debtor shall, to the extent permitted by applicable law, remain liable for any deficiency if the proceeds of any such sale or other disposition of the Collateral (conducted in conformity with this clause (ii) and applicable law) applied to the Indebtedness are insufficient to pay the Indebtedness in full. Lender shall apply the proceeds from the sale of the Collateral hereunder against the Indebtedness in such order and manner as provided in the Loan Agreement.

(c) Lender may cause any or all of the Collateral held by it to be transferred into the name of Lender or the name or names of Lender’s nominee or nominees.

(d) Lender may exercise any and all rights and remedies of Debtor under or in respect of the Collateral, including, without limitation, any and all rights of Debtor to demand or otherwise require payment of any amount under, or performance of any provision of any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral.

(e) On any sale of the Collateral, Lender is hereby authorized to comply with any limitation or restriction with which compliance is necessary (based on a reasoned opinion of Lender’s counsel) in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.

(f) Lender may direct account Debtor and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Lender or as Lender shall direct.

(g) In the event of any sale, assignment or other disposition of the Intellectual Property Collateral, the goodwill of the business connected with and symbolized by any Trademark Collateral subject to such disposition shall be included, and Debtor shall supply to Lender or its designee Debtor’s know-how and expertise related to the Intellectual Property Collateral subject to such disposition, and Debtor’s notebooks, studies, reports, records, documents and things embodying the same or relating to the inventions, processes or ideas covered by and to the manufacture of any products under or in connection with the Intellectual Property Collateral subject to such disposition.

(h) For purposes of enabling Lender to exercise its rights and remedies under this Section 6.1 and enabling Lender and its successors and assigns to enjoy the full benefits of the Collateral, Debtor hereby grant to Lender an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Debtor) to use, assign, license or sublicense any of the Intellectual Property Collateral, Computer Records or Software (including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and all computer programs used for the completion or printout thereof), exercisable upon the occurrence and during the continuance of an Event of Default (and thereafter if Lender succeeds to any of the Collateral pursuant to an enforcement proceeding or voluntary arrangement with Debtor), except as may be prohibited by any licensing agreement relating to such Computer Records or Software. This license shall also inure to the benefit of all successors, assigns, transferees of and purchasers from Lender.

Section 6.2 Intentionally Omitted.

Section 6.3 Intentionally Omitted.

Section 6.4 Default Under Loan Agreement. Subject to any applicable notice and cure provisions contained in the Loan Agreement, the occurrence of any Event of Default (as defined in the Loan Agreement), including without limit a breach of any of the provisions of this Agreement, shall be deemed to be an Event of Default under this Agreement. This Section 6.4 shall not limit the Events of Default set forth in the Loan Agreement.

ARTICLE 7

Miscellaneous

Section 7.1 No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

Section 7.2 Successors and Assigns. Subject to the terms and conditions of the Loan Agreement, this Agreement shall be binding upon and inure to the benefit of Debtor and Lender and their respective heirs, successors and assigns, except that Debtor may not assign any of their rights or obligations under this Agreement without the prior written consent of Lender.

Section 7.3 AMENDMENT; ENTIRE AGREEMENT. . THIS AGREEMENT AND THE LOAN AGREEMENT REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

Section 7.4 Notices. All notices, requests, consents, approvals, waivers and other communications hereunder shall be in writing (including, by facsimile transmission) and mailed, faxed or delivered to the address or facsimile number specified for notices on signature pages hereto; or, as directed to Debtor or Lender, to such other address or number as shall be designated by such party in a written notice to the other. All such notices, requests and communications shall, when sent by overnight delivery, or faxed, be effective when delivered for overnight (next business day) delivery, or transmitted in legible form by facsimile machine (with electronic confirmation of receipt), respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if otherwise delivered, upon delivery; except that notices to Lender shall not be effective until actually received by Lender.

Section 7.5 GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF DEBTOR AND LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF DEBTOR AND LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY LOAN DOCUMENT.

Section 7.6 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 7.7 Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by Lender shall affect the representations and warranties or the right of Lender to rely upon them.

Section 7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 7.9 Waiver of Bond. In the event Lender seeks to take possession of any or all of the Collateral by judicial process, Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

Section 7.10 Severability. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.11 Construction. Debtor and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by Debtor and Lender.

Section 7.12 Termination. If all of the Indebtedness (other than contingent liabilities pursuant to any indemnity, including without limitation Sections 5.5 and 5.6 hereof, for claims which have not been asserted, or which have not yet accrued) shall have been indefeasibly paid and performed in full (in cash) and all commitments to extend credit or other credit accommodations under the Loan Agreement have been terminated, Lender shall, upon the written request of Debtor, execute and deliver to Debtor a proper instrument or instruments acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to Debtor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of Lender and has not previously been sold or otherwise applied pursuant to this Agreement.

Section 7.13 Release of Collateral. Lender shall, upon the written request of Debtor, execute and deliver to Debtor a proper instrument or instruments acknowledging the release of the security interest and liens established hereby on any Collateral: (a) if the sale or other disposition of such Collateral is permitted under the terms of the Loan Agreement and, at the time of such proposed release, both before and after giving effect thereto, no Default or Event of Default has occurred and is continuing, or (b) if the sale or other disposition of such Collateral is not permitted under the terms of the Loan Agreement, provided that Lender shall have consented to such sale or disposition.

Section 7.14 WAIVER OF JURY TRIAL. DEBTOR AND LENDER EACH WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE

BROUGHT BY EITHER SUCH PARTY AGAINST THE OTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. DEBTOR AND LENDER AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH SUCH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 7.15 Consistent Application. The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the Loan Agreement or the other Loan Documents. In the event that any provision of this Agreement shall be inconsistent with any provision of the Loan Agreement, such provision of the Loan Agreement shall govern.

Section 7.16 Continuing Lien. The security interest granted under this Security Agreement shall be a continuing security interest in every respect (whether or not the outstanding balance of the Indebtedness is from time to time temporarily reduced to zero) and Lender’s security interest in the Collateral as granted herein shall continue in full force and effect for the entire duration that the Loan Agreement remains in effect and until all of the Indebtedness are repaid and discharged in full, and no commitment (whether optional or obligatory) to extend any credit under the Loan Agreement remain outstanding.

Section 7.17 Subordination. The security interests and other rights and powers granted to the Lender hereunder shall be subordinated to any security interests, rights and powers granted to Comerica Bank, as Agent (the “Agent”), under that certain Revolving Credit and Term Loan Agreement dated as of August 19, 2003, by and among Staktek Holdings, Inc., SC Merger Sub, Inc., Research Applications, Inc., the Agent and the financial institutions party thereto from time to time (the “Senior Credit Agreement”) as provided in the AV Subordination Agreement (as defined in the Senior Credit Agreement), as each may be amended, restated or otherwise modified after the date hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

STAKTEK HOLDINGS, INC., A Delaware corporation

By:	/s/ Joseph C. Aragona
Joseph C. Aragona
President

Address for Notices:
c/o Austin Ventures
300 West Sixth Street, Suite 2300
Austin, Texas 78701
Attention: Chief Financial Officer
Facsimile No.: (512) 476-3952

AUSTIN VENTURES VII, L.P., a Delaware Limited Partnership

By:	AV Partners VII, L.P.
Its:	General Partner

By:	/s/ Joseph C. Aragona
Joseph C. Aragona
General Partner

Address for Notices:
c/o Austin Ventures
300 West Sixth Street, Suite 2300
Austin, Texas 78701
Attention: Chief Financial Officer
Facsimile No.: (512) 476-3952

Signature Page to Security Agreement

AUSTIN VENTURES VIII, L.P., a Delaware Limited Partnership

By:	AV Partners VIII, L.P.
Its:	General Partner

By:	/s/ Joseph C. Aragona
Joseph C. Aragona
General Partner

Address for Notices:
c/o Austin Ventures
300 West Sixth Street, Suite 2300
Austin, Texas 78701
Attention: Chief Financial Officer
Facsimile No.: (512) 476-3952

Signature Page to Security Agreement

Schedule A — Location of Collateral

Schedule B — Jurisdictions for Filing of Financing Statements

Schedule C — Jurisdiction of Organization

Schedule D — N/A

Schedule E — Intellectual Property Collateral

Schedule F — Other Names

Schedule G — Infringement Claims